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CUSIP No.  372447102                 13G                       Page 7 of 8 Pages
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                            EXHIBIT 1 TO SCHEDULE 13G


                                FEBRUARY 13, 1996


       MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT LIMITED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

           MORGAN STANLEY ASSET MANAGEMENT  LIMITED

BY:        /s/ Peter A. Nadosy
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           Morgan Stanley Asset Management Limited
           Peter  A.  Nadosy  /Director Morgan Stanley Asset Management Limited

           MORGAN STANLEY GROUP INC.

BY:        /s/ Edward J. Johnsen
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           Morgan Stanley Group Inc.
           Edward J. Johnsen/ Vice President Morgan Stanley & Co., Incorporated